Congress Financial Corporation
                                   (Southern)
                        200 Galleria Parkway, Suite 1500
                             Atlanta, Georgia 30359



                                                               November 12, 2001
One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334



        Re:         Amendment No. 9 to Financing Agreements

Gentlemen:


         Congress Financial Corporation (Southern) ("Lender"), One Price Clothing Stores, Inc. ("One Price") and One Price Clothing of Puerto Rico, Inc. ("One Price PR"; and together with One Price, individually referred to as a "Borrower" and collectively as the "Borrowers") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 25, 1996, between the Lender and Borrowers (the "Loan Agreement"), as amended by Amendment No. 1 to Financing Agreements, dated May 16, 1997, Amendment No. 2 to Financing Agreements, dated June 17, 1997, Amendment No. 3 to Financing Agreements, dated February 19, 1998, Amendment No. 4 to Financing Agreements, dated January 31, 1999, Amendment No. 5 to Financing Agreements, dated February 23, 2000, Amendment No. 6 to Financing Agreements, dated June 30, 2000, Amendment No. 7 to Financing Agreements, dated February 9, 2001 and Amendment No. 8 to Financing Agreements dated September 13, 2001, together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

        Borrower has requested that Congress agree, subject to the terms of the Financing Agreements, to reduce the Excess Availability requirement on a temporary basis, and Congress has agreed to Borrower's request, subject to the terms and conditions hereof. Accordingly, subject to the terms and conditions hereof, the Financing Agreements shall be amended as follows:

1. At all times prior to the payment of all Obligations arising in respect of the Second Supplemental Loans, Borrowers shall, for the period commencing from the Closing Date maintain Excess Availability of at least $1,500,000.00, except, that, for the period commencing November 12, 2001 through December 22, 2001, for any day on which the Loan to Value Percentage does not exceed ninety-two percent (92%) measured on a daily basis (provided, that Borrowers shall have two (2) days to cure any failure to maintain such Loan to Value Percentage) , Borrowers shall maintain Excess Availability of at least $1,000,000.00. For purposes of this section, the Loan to Value Percentage shall mean the percentage obtained by dividing (x) the amount of all then outstanding and unpaid Obligations (including all Revolving Loans and the Second Supplemental Loan) by (y) the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of Borrower minus Availability Reserves (not including that portion of Availability Reserves which reflects outstanding Letter of Credit Accommodations).

2. Borrower confirms and agrees that (a) all representations and warranties contained in the Financing Agreements are on the date hereof true and correct in all material respects and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

3. The Borrowers confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

4. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted in accordance with
     Section 11.1 or 11.1.1 of the Loan Agreement, as the case may be.

5. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successor, assigns and the Participant.

6. In consideration of the agreement of Lender to enter into this Amendment and the agreement of Lender's participant, Enhanced Retail Funding, LLC ("ERF") to approve this Amendment, Borrower agrees to pay to Lender on the date hereof, for the account of ERF, an amendment fee of $10,000 plus all costs and expenses of ERF's counsel incurred in connection herewith.



        Executed under seal on the date set forth above.


ATTEST:                               ONE PRICE CLOTHING STORES, INC.

By:  /s/ Diane O'Bryant               By:    /s/ C. Burt Duren
                                      Name:  C. Burt Duren
                                      Title: Vice President & Treasurer


                                      ONE PRICE CLOTHING OF PUERTO RICO, INC.

                                      By:    /s/ C. Burt Duren
                                      Name:  C. Burt Duren
                                      Title: Vice President & Treasurer


                                      CONSENTED TO BY:
                                      ONE PRICE CLOTHING US VIRGIN ISLANDS, INC.

                                      By:    /s/ C. Burt Duren
                                      Name:  C. Burt Duren
                                      Title: Vice President & Treasurer

Accepted in Atlanta, Georgia
on November 12, 2001

CONGRESS FINANCIAL CORPORATION
(SOUTHERN)

By:    /s/ Morris P. Holloway
Name:  Morris P. Holloway
Title: Senior Vice President